EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Orange County Bancorp, Inc. Announces Record Third Quarter 2021 Results
•	Net Income for Q3 2021 increased $2.6 million, or 91.4%, to a record $5.6 million versus Q3 2020
•	Return on average assets for Q3 2021 rose 35 basis points year-over-year to 1.07%
•	Return on common equity for Q3 2021 rose 6.8%, or 126%, year-over-year to 12.2%
•	Average Loans (net of PPP) for Q3 2021 increased 17.0% year-over-year, to $1.2 billion
•	Provision for loan losses of $1.0 million for Q3 2021 declined 17% year-over-year due to stabilizing credit trends
•	Average Demand Deposits for Q3 2021 grew 36.7% year-over-year to $663.8 million
•	Total Assets grew $510.3 million, or 30.6%, from year-end 2020 to $2.2 billion at September 30, 2021
•	Trust and asset advisory business revenue increased 16.7% year-over-year, to $2.4 million, for Q3 2021
•	Book Value per Share of $32.04 at September 30, 2021 increased $1.83, or 6.1% from December 31, 2020
•	Tangible Book Value per Share of $30.78 at September 30, 2021 increased $2.21, or 7.7% from December 31, 2020

MIDDLETOWN, N.Y., October 25, 2021 – Orange County Bancorp, Inc. (the “Company” - Nasdaq: OBT), parent company of Orange Bank & Trust Co. (the “Bank”) and Hudson Valley Investment Advisors, Inc. (“HVIA”), today announced net income of $5.6 million, or $1.06 per basic and diluted share, for the three months ended September 30, 2021. This compares with net income of $2.9 million, or $0.65 per basic and diluted share, for the three months ended September 30, 2020. For the first nine months of 2021, net income increased by $7.5 million, or 91.0%, over the prior year period, to $15.8 million, or $3.33 per basic and diluted share. This compares with net income of $8.3 million, or $1.83 per basic and diluted share, for the first nine months of 2020.
“I am pleased to announce the strategic emphasis we have placed on business clients the past several years has again resulted in record quarterly earnings,” said Orange County Bancorp President & CEO, Michael Gilfeather. “For Q3 2021, net income grew over 91%, to $5.6 million, compared with the same quarter last year, continuing our recent string of record results.
The Bank also enjoyed significant growth across other key business segments,” Gilfeather continued, “including notable increases in core loans and deposits. This, again, is the result of our focus on business banking, as targeted geographic expansion has enabled us to develop close client relationships and respond to local economic conditions quickly and effectively. Improved customer and market familiarity has enabled us to reduce underwriting risk, more actively identify and pursue lending opportunities, and more efficiently manage our loan portfolio, enhancing our reputation as a valued partner in the business community. This contributed to a 17% year-over-year increase in average loans and, as we’ve earned an increasing portion of our client’s business, nearly 37% year-over-year growth in Demand Deposits during the quarter.
To leverage and bolster implementation of our successful growth strategy, in early Q3 we launched and announced completion of our initial public offering of common stock. The transaction was upsized due to strong institutional demand and culminated in the sale of 1.15 million shares of our common stock at a price per share of $33.50, for gross proceeds of approximately $38.5 million. Our shares now trade on the NASDAQ Capital Market under the symbol “OBT”. The listing obligates us to meet enhanced financial disclosure, liquidity and corporate governance requirements, increasing transparency and making our shares accessible to a broader group of investors. Our objective is improved shareholder diversification, capital access, and trading liquidity. Success of the transaction, which attracted a number of new investors, involved contributions from every part of our organization and I couldn’t be more proud of their efforts.
The Company’s Wealth Management initiative, which launched earlier this year, also enjoyed strong growth during the quarter. Orange Wealth Management is a platform that provides comprehensive wealth management services through the Company’s Private Banking and Trust Services Division and Hudson Valley Investment Advisors (HVIA) subsidiary. Revenues grew $344 thousand or 16.7%, to $2.4 million, for the third quarter 2021 verses the same quarter last year, and are up 20.4% for the nine months ended September 30, 2021 compared to the same period in 2020.  Assets under management (AUM) ended Q3 at $1.26 billion, up $19.4 million for the current quarter and $67.8 million for the first nine months of 2021.
In keeping with our ongoing expansion efforts, the Bank opened a new branch in the Bronx in early July with a seasoned and well respected team in the local business community. Senior Vice President and Senior Commercial Loan Officer, Anthony Mormile, is leading this effort and we are very encouraged by the results to date. We are also on track to open a branch in Nanuet later this year , further strengthen our presence in Rockland County which, given its proximity to New Jersey, could serve as an entry point into Bergen County. In keeping with our broader growth strategy, we will remain disciplined with any future branch initiatives.
Finally, the growth we have experienced the past several years necessitated an upgrade to our data and accounting systems, which we expect to complete in November 2021. Doing so requires early termination of a vendor contract for a one-time charge of approximately $900,000, which we expect to book in Q4. We believe this conversion will provide the Bank the functionality, support and flexibility to more effectively manage our existing business and anticipated growth.”
Third Quarter and First Nine Months 2021 Financial Review
Net Income
Net income for the third quarter of 2021 was $5.6 million, an increase of $2.7 million, or 91.4%, over net income of $2.9 million for the third quarter of 2020. Net income for the nine months ended September 30, 2021 was $15.8 million, an increase of $7.5 million, or 91.0%, over net income of $8.3 million for the same period of 2020. Growth for the three and nine month periods in 2021 was driven primarily by increases in net interest income and decreases in the provision for loan losses, partially offset by increases in non-interest expense and provision for income taxes.
Net Interest Income
For the three months ended September 30, 2021, net interest income increased by $3.4 million, or 27.2%, to $15.9 million versus the same period last year. For the nine months ended September 30, 2021, net interest income increased by $8.6 million, or 24.2%, to $44.3 million versus the same period last year.
Total interest income increased $3.2 million, or 23.6%, to $16.9 million and $8.1 million, or 20.6%, to $47.3 million for the three and nine months ended September 30, 2021, respectively, versus the corresponding periods last year. The increase in interest income was primarily due to loan growth and fees associated with PPP loan forgiveness.

Total interest expense decreased $174 thousand in the third quarter of 2021, to $980 thousand, compared to $1.2 million in the third quarter of the prior year, and decreased $561 thousand for the nine months ended September 30, 2021, to $3.0 million from $3.6 million, for the nine months ended September 30, 2020.  The decrease resulted from a reduction in deposit interest expense partially offset by an increase in interest expense due to subordinated debt issued in Q3 2020. Lower interest expense on deposits was consistent with reduction of the Fed Funds rate in the first quarter of 2020 in response to the COVID-19 pandemic.
Provision for Loan Losses
The Company recognized provisions for loan losses of $1.0 million and $1.9 million for the three and nine months ended September 30, 2021, respectively, compared to $1.2 million and $3.7 million for the three and nine months ended September 30, 2020. The lower provisions reflected improved credit metrics and declining loan deferrals. The allowance for loan losses to total loans was 1.40% as of September 30, 2021 and December 31, 2020. Excluding PPP loans, the ratios were 1.48% and 1.49% as of the same dates.
Non-Interest Income
Non-interest income was $3.0 million for Q3 2021, up from $2.8 million for the prior year period, while non-interest income rose $555 thousand, or 6.6%, to $8.9 million for the nine months ended September 30, 2021 versus the same period last year. The increase was a result of continued growth of the Bank’s trust operations and HVIA asset management activities.
Non-Interest Expense
Non-interest expense was $10.9 million and $10.5 million for the third quarters of 2021 and 2020, respectively, an increase of $451 thousand, or 4.3%, while non-interest expense of $31.7 million for the nine months ended September 30, 2021, rose $1.7 million, or 5.6%, versus the same period last year. The increase in non-interest expense for the three and nine month periods was due to our continued investment in growth. This investment consisted primarily of increases in salaries, information technology, professional fees, and deposit insurance costs, the latter due to significant growth in deposit balances. Our efficiency ratio improved to 57.90% for the three months ended September 30, 2021, from 68.43% for the same period in 2020, and to 59.51% for the nine months ended September 30, 2021, from 68.13% for the nine months ended September 30, 2020.
Income Tax Expense
Our provision for income taxes for the three months ended September 30, 2021 was $1.4 million, compared to $710 thousand for the same period in 2020. The provision for income taxes for the nine months ended September 30, 2021 was $3.9 million, compared to $2.0 million for the same period in 2020. The increase for both periods was due to the increase in income before income taxes. Our effective tax rate for the three and nine month periods ended September 30, 2021 was 19.9% and 19.6%, respectively, versus 19.7% and 19.7%, respectively, for the same periods last year.
Financial Condition
Total consolidated assets increased $510.3 million, or 30.6%, from $1.7 billion at December 31, 2020 to $2.2 billion at September 30, 2021. The increase reflected increases in cash and due from banks, loans and investment securities.
Total cash and due from banks increased from $121.2 million at December 31, 2020 to $390.1 million at September 30, 2021, an increase of $268.8 million, or 221.8%. This increase resulted primarily from increases in deposit balances driven by seasonal increases in municipal deposits, continued success attracting business account assets, and government efforts to increase liquidity in the economy.
Total investment securities rose $92.0 million, or 27.9%, from $330.1 million at December 31, 2020 to $422.1 million at September 30, 2021.  The increase was due to an $80.4 million increase in agency mortgage backed securities, an $11.8 million increase in municipal securities, and a $9.8 million increase in corporate subordinated debt securities, partially offset by a $10 million decrease in U.S. government securities holdings.
Total loans increased $134.8 million, or 11.7%, from $1.15 billion at December 31, 2020 to $1.29 billion at September 30, 2021.  The increase was primarily due to $142.1 million of commercial real estate loan growth. PPP loans declined by $2.5 million to $66.5 million at September 30, 2021 from $69.0 million at December 31, 2020. The majority of the remaining balance of PPP loans is subject to forgiveness.
Total deposits rose $462.6 million, to $2.0 billion, at September 30, 2021, from $1.5 billion at December 31, 2020. This increase was primarily due to additional business account activity, PPP loan proceeds, and government liquidity efforts, combined with municipal deposit growth attributable to cyclical real estate tax collections.
Stockholders’ equity increased $45.2 million, to $180.6 million, at September 30, 2021 from $135.4 million at December 31, 2020. This increase was primarily due to a $34.6 million increase in surplus reflecting net proceeds from our public offering of common stock in August, 2021. In addition, retained earnings rose  $12.9 million during the first three quarters of 2021 as a result of net income, partially offset by a $3.0 million decline in AOCI due to changes in the market value of investments held for sale.
At September 30, 2021, the Bank maintained capital ratios in excess of regulatory standards for well capitalized institutions. The Bank’s Tier 1 capital to average assets ratio was 8.27%, both common equity and Tier 1 capital to risk weighted assets were 13.20%, and total capital to risk weighted assets was 14.45%.  These ratios reflect a contribution of $17.5 million of capital at the Bank level representing roughly half of the net proceeds from the Company’s public offering of common stock.
Loan Quality
At September 30, 2021, the Bank had total non-accrual loans of $3.1 million, or 0.24% of total loans, which included $697 thousand of Troubled Debt Restructured Loans (“TDRs”). The latter represents 0.05% of total loans, and was $262 thousand lower than year end 2020 due to the sale of one TDR loan. Accruing loans delinquent greater than 30 days were $2.0 million as of September 30, 2021, compared to $1.8 million at December 31, 2020. The following table shows the current status of loans deferred as a result of the COVID-19 pandemic.

ORANGE COUNTY BANCORP, INC.
SUMMARY OF LOAN PORTFOLIO SEGMENTS AND DEFERMENTS
(UNAUDITED)
(Dollar Amounts in thousands)

				Total Deferments as of September 30, 2021
Industry Classification	September 30, 2021 Balance	Loan Count	% of Total Loans	Outstanding Balance	Loan Count	Deferred %
Real Estate and Rental Leasing	$ 558,393	495	43.3%	$ —	—	0.0%
Healthcare and Social Assistance	109,863	597	8.5%	—	—	0.0%
Construction	74,826	104	5.8%	—	—	0.0%
Retail Trade	44,206	78	3.4%	—	—	0.0%
Management of Companies/Enterprise	33,725	16	2.6%	—	—	0.0%
Wholesale Trade	31,921	72	2.5%	—	—	0.0%
Manufacturing	46,457	104	3.6%	—	—	0.0%
Hotel / Motel	26,882	9	2.1%	—	—	0.0%
Professional, Scientific, and Technical Services	17,814	169	1.4%	49	2	0.3%
Finance and Insurance	20,835	67	1.6%	—	—	0.0%
Contractors	14,703	103	1.1%	—	—	0.0%
Educational Services & Child Care	11,749	30	0.9%	—	—	0.0%
Administrative and Management	14,318	84	1.1%	—	—	0.0%
Food Service	17,339	34	1.3%	—	—	0.0%
Art, Entertainment, and Recreation	19,971	11	1.5%	—	—	0.0%
Transportation and Warehousing	9,687	34	0.8%	—	—	0.0%
Residential Real Estate & Other	171,751	1,404	13.3%	—	—	0.0%
PPP Loans	66,510	223	5.2%	—	—	0.0%
Total system loan balances	$ 1,290,950	3,634	100.0%	$ 49	2	0.0%
Net deferred & unapplied	(3,372)
Total loans	1,287,578

				Total Deferments as of September 30, 2021
Loan Portfolio Category	September 30, 2021 Balance	Loan Count	% of Total Loans	Outstanding Balance	Loan Count	Deferred %
CRE:
Multifamily	$ 166,501	90	12.9%	$ —	—	0.00%
Non-owner occupied	476,581	396	36.9%	—	—	0.00%
Owner occupied	198,121	185	15.3%	—	—	0.00%
Construction, development, land	57,347	35	4.4%	—	—	0.00%

C&I	233,952	1,203	18.1%	49	2	0.02%
PPP Loans	66,510	223	5.2%	—	—	0.00%

Consumer:
Residential	70,805	521	5.5%	—	—	0.00%
Non-residential	21,133	981	1.6%	—	—	0.00%
Total system loan balances	$ 1,290,950	3,634	100.0%	$ 49	2	0.00%
Net deferred & unapplied	(3,372)
Total loans	1,287,578

Non-GAAP Financial Measure Reconciliation
The following table reconciles, as of the dates set forth below, stockholders’ equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	September 30, 2021	December 31, 2020
	(Dollars in thousands except for share data)
Tangible Common Equity:
Total stockholders’ equity	$ 180,603	$ 135,423
Adjustments:
Goodwill	(5,359)	(5,359)
Other intangible assets	(1,749)	(1,963)
Tangible common equity	$ 173,495	$ 128,101
Common shares outstanding	5,637,376	4,483,102
Book value per common share	$ 32.04	$ 30.21
Tangible book value per common share	$ 30.78	$ 28.57

Tangible Assets
Total assets	$ 2,175,229	$ 1,664,936
Adjustments:
Goodwill	(5,359)	(5,359)
Other intangible assets	(1,749)	(1,963)
Tangible assets	$ 2,168,121	$ 1,657,614
Tangible common equity to tangible assets	8.00%	7.73%

About Orange County Bancorp, Inc.
Orange County Bancorp, Inc. is the parent company of Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc. Orange Bank & Trust Company is an independent bank that began with the vision of 14 founders over 125 years ago. It has grown through innovation and an unwavering commitment to its community and business clientele to more than $2.0 billion in total assets. Hudson Valley Investment Advisors, Inc. is a Registered Investment Advisor in Goshen, NY. It was founded in 1996 and acquired by the Company in 2012.
Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. Further, given its ongoing and dynamic nature, it is difficult to predict what the continuing effects of the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, continue to result in a material adverse change for the demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch disruptions, unavailability of personnel and increased cybersecurity risks as employees work remotely.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For further information:
Robert L. Peacock
SEVP Chief Financial Officer
rpeacock@orangebanktrust.com
Phone: (845) 341-5005

ORANGE COUNTY BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION
(UNAUDITED)
(Dollar Amounts in thousands except per share data)

	September 30, 2021	December 31, 2020

ASSETS

Cash and due from banks	$ 390,071	$ 121,232
Investment securities - available-for-sale	422,092	330,105
Restricted investment in bank stocks	2,217	1,449

Loans	1,287,578	1,152,738
Allowance for loan losses	(18,041)	(16,172)
Loans, net	1,269,537	1,136,566

Net Premises and equipment	14,382	14,017
Accrued interest receivable	6,913	6,295
Bank owned life insurance	39,273	28,520
Goodwill	5,359	5,359
Intangible assets	1,749	1,963
Other assets	23,636	19,430

TOTAL ASSETS	$ 2,175,229	$ 1,664,936

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Noninterest bearing	$ 714,707	$ 521,093
Interest bearing	1,237,201	968,201
Total deposits	1,951,908	1,489,294

Note payable	3,000	3,000
Subordinated notes, net of issuance costs	19,375	19,323
Accrued expenses and other liabilities	20,343	17,896

TOTAL LIABILITIES	1,994,626	1,529,513

STOCKHOLDERS' EQUITY

Common stock, $0.50 par value; 15,000,000 shares authorized;
5,683,304 and 4,533,304 issued; 5,637,376 and 4,483,102 outstanding,
at September 30, 2021 and December 31, 2020, respectively	2,842	2,266
Surplus	119,740	85,111
Retained Earnings	60,570	47,683
Accumulated other comprehensive income (loss), net of taxes	(1,220)	1,819
Treasury stock, at cost; 45,928 and 50,202 shares at September 30,
2021 and December 31, 2020, respectively	(1,329)	(1,456)
TOTAL STOCKHOLDERS' EQUITY	180,603	135,423

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 2,175,229	$ 1,664,936

ORANGE COUNTY BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(Dollar Amounts in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
INTEREST INCOME
Interest and fees on loans	$ 15,104	$ 12,191	$ 42,364	$ 34,636
Interest on investment securities:
Taxable	1,213	1,102	3,497	3,661
Tax exempt	417	297	1,189	656
Interest on Federal funds sold and other	126	46	230	254

TOTAL INTEREST INCOME	16,860	13,636	47,280	39,207

INTEREST EXPENSE
Savings and NOW accounts	591	868	1,801	2,674
Time deposits	117	227	412	762
FHLB advances	—	—-	—	10
Note payable	42	42	126	126
Subordinated notes	230	17	689	17
TOTAL INTEREST EXPENSE	980	1,154	3,028	3,589

NET INTEREST INCOME	15,880	12,482	44,252	35,618

Provision for loan losses	1,008	1,215	1,883	3,725
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	14,872	11,267	42,369	31,893

NONINTEREST INCOME
Service charges on deposit accounts	166	155	499	480
Trust income	1,230	1,001	3,537	2,958
Investment advisory income	1,176	1,061	3,588	2,960
Investment securities gains(losses)	-	218	-	804
Earnings on bank owned life insurance	209	173	554	520
Other	247	237	770	671
TOTAL NONINTEREST INCOME	3,028	2,845	8,948	8,393

NONINTEREST EXPENSE
Salaries	4,970	4,508	14,243	13,327
Employee benefits	958	988	2,960	3,242
Occupancy expense	1,024	938	2,956	2,810
Professional fees	880	882	2,810	2,457
Directors' fees and expenses	251	268	745	837
Computer software expense	1,120	986	3,209	2,700
FDIC assessment	333	243	889	609
Advertising expenses	297	277	865	928
Advisor expenses related to trust income	134	95	395	338
Telephone expenses	150	144	420	413
Intangible amortization	71	71	214	214
Other	752	1,089	1,951	2,109
TOTAL NONINTEREST EXPENSE	10,940	10,489	31,657	29,984

Income before income taxes	6,960	3,623	19,660	10,302

Provision for income taxes	1,384	710	3,866	2,033
NET INCOME	$ 5,576	$ 2,913	$ 15,794	$ 8,269

Basic and diluted earnings per share	$ 1.06	$ 0.65	$ 3.33	$ 1.83

Weighted average shares outstanding	5,249,876	4,514,345	4,743,348	4,512,382

ORANGE COUNTY BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(UNAUDITED)
(Dollar Amounts in thousands)

	Three Months Ended September 30,
	2021			2020
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Loans Receivable (net of PPP)	$ 1,154,748	$ 13,306	4.57%	$ 987,109	$ 11,565	4.66%
PPP Loans	119,463	1,798	5.97%	67,879	626	3.67%
Investment securities	393,938	1,607	1.62%	313,101	1,382	1.76%
Due from banks	320,692	126	0.16%	172,160	46	0.11%
Other	2,038	23	4.48%	1,446	18	4.87%
Total interest earning assets	1,990,879	16,860	3.36%	1,541,695	13,636	3.52%
Non-interest earning assets	88,228			76,059
Total assets	$ 2,079,107			$ 1,617,754

Liabilities and equity:
Interest-bearing demand accounts	$ 296,463	$ 82	0.11%	$ 214,793	$ 111	0.21%
Money market accounts	627,289	451	0.29%	464,021	692	0.59%
Savings accounts	183,867	59	0.13%	128,487	65	0.20%
Certificates of deposit	84,580	117	0.55%	91,071	227	0.99%
Total interest-bearing deposits	1,192,199	709	0.24%	898,372	1,095	0.48%
FHLB Advances and other borrowings	3	0	0.26%	-	-	0.00%
Note payable	3,000	42	5.55%	3,000	42	5.57%
Subordinated notes	19,348	230	4.72%	-	17	0.00%
Total interest bearing liabilities	1,214,550	981	0.32%	901,372	1,154	0.51%
Non-interest bearing demand accounts	663,799			485,481
Other non-interest bearing liabilities	18,273			16,147
Total liabilities	1,896,622			1,403,000
Total shareholders' equity	182,485			214,755
Total liabilities and shareholders' equity	$ 2,079,107			$ 1,617,755

Net interest income		$ 15,879			$ 12,482
Interest rate spread [1]			3.04%			3.01%
Net interest margin [2]			3.16%			3.22%
Average interest earning assets to interest-bearing liabilities	163.9%			171.0%

Notes:
[1] The Interest rate spread is the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities
[2] Net interest margin is the annualized net interest income divided by average interest-earning assets

ORANGE COUNTY BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(UNAUDITED)
(Dollar Amounts in thousands)

	Nine Months Ended September 30,
	2021			2020
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Loans Receivable (net of PPP)	$ 1,133,713	$ 38,192	4.50%	$ 959,102	$ 33,569	4.68%
PPP Loans	107,040	4,172	5.21%	33,939	1,067	4.20%
Investment securities	365,669	4,621	1.69%	282,918	4,265	2.01%
Due from banks	256,640	231	0.12%	121,299	254	0.28%
Other	1,780	65	4.88%	1,361	51	5.05%
Total interest earning assets	1,864,842	47,281	3.39%	1,398,619	39,206	3.74%
Non-interest earning assets	83,740			74,332
Total assets	$ 1,948,582			$ 1,472,951

Liabilities and equity:
Interest-bearing demand accounts	$ 278,670	$ 247	0.12%	$ 206,594	$ 316	0.20%
Money market accounts	583,535	1,389	0.32%	433,957	2,148	0.66%
Savings accounts	171,449	164	0.13%	126,286	210	0.22%
Certificates of deposit	87,948	412	0.63%	89,638	762	1.14%
Total interest-bearing deposits	1,121,602	2,212	0.26%	856,475	3,436	0.54%
FHLB Advances and other borrowings	1	0	0.33%	773	10	1.77%
Note payable	3,000	126	5.62%	3,000	126	5.61%
Subordinated notes	19,668	690	4.69%	-	17	0.00%
Total interest bearing liabilities	1,144,271	3,028	0.35%	860,248	3,589	0.56%
Non-interest bearing demand accounts	615,090			429,391
Other non-interest bearing liabilities	18,295			16,407
Total liabilities	1,777,656			1,306,046
Total shareholders' equity	170,926			166,905
Total liabilities and shareholders' equity	$ 1,948,582			$ 1,472,951

Net interest income		$ 44,253			$ 35,617
Interest rate spread [1]			3.04%			3.19%
Net interest margin [2]			3.17%			3.40%
Average interest earning assets to interest-bearing liabilities	163.0%			162.6%

Notes:
[1] The Interest rate spread is the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities
[2] Net interest margin is the annualized net interest income divided by average interest-earning assets

ORANGE COUNTY BANCORP, INC.
SELECTED RATIOS AND OTHER DATA
(UNAUDITED)

	Three Months Ended September 30, (1)		Nine Months Ended September 30, (1)
	2021	2020	2021	2020
Performance Ratios:
Return on average assets	1.07%	0.72%	1.62%	1.12%
Return on average equity	12.22%	5.43%	18.48%	9.91%
Interest rate spread (2)	3.04%	3.01%	3.04%	3.19%
Net interest margin (3)	3.16%	3.22%	3.17%	3.40%
Efficiency ratio (4)	57.86%	68.43%	59.51%	68.13%
Dividend payout ratio (5)	18.83%	30.99%	12.01%	21.83%
Non-interest income to average total assets	0.58%	0.70%	0.92%	1.14%
Non-interest expenses to average total assets	2.10%	2.02%	3.25%	3.08%
Average interest-earning assets to average interest-bearing liabilities	163.92%	171.04%	162.97%	162.58%
Average equity to average total assets	8.78%	13.27%	8.77%	11.33%
Net (charge-offs) recoveries to average outstanding loans during the period	0.00%	0.07%	0.00%	0.07%

	At	At
	September 30, 2021	December 31, 2021
Asset Quality Ratios:
Non-performing assets to total assets	0.14%	0.15%
Non-performing loans to total loans	0.24%	0.22%
Allowance for loan losses to non-performing loans	582.34%	641.24%
Allowance for loan losses to total loans	1.40%	1.40%

Capital Ratios:(6)
Total capital (to risk-weighted assets)	14.45%	13.49%
Tier 1 capital (to risk-weighted assets)	13.20%	12.24%
Common equity tier 1 capital (to risk-weighted assets)	13.20%	12.24%
Tier 1 capital (to average assets)	8.27%	8.16%

Notes:
(1)	Annualized for the three and nine month periods ended September 30, 2021 and 2020, respectively.
(2)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the periods.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the periods.
(4)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(5)	The dividend payout ratio represents dividends paid per share divided by net income per share.
(6) Ratios are for the Bank only.

ORANGE COUNTY BANCORP, INC.
SELECTED OPERATING DATA
(UNAUDITED)
(Dollar Amounts in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Interest income	$ 16,860	$ 13,636	$ 47,280	$ 39,207
Interest expense	980	1,154	3,028	3,589
Net interest income	15,880	12,482	44,252	35,618
Provision for loan losses	1,008	1,215	1,883	3,725
Net interest income after provision for loan losses	14,872	11,267	42,369	31,893
Noninterest income	3,028	2,845	8,948	8,393
Noninterest expenses	10,940	10,489	31,657	29,984
Income before income taxes	6,960	3,623	19,660	10,302
Provision for income taxes	1,384	710	3,866	2,033
Net income	$ 5,576	$ 2,913	$ 15,794	$ 8,269

Basic and diluted earnings per share	$ 1.06	$ 0.65	$ 3.33	$ 1.83
Weighted average common shares outstanding	5,249,876	4,514,345	4,743,348	4,512,382

	At	At
	September 30, 2021	December 31, 2020
Book value per share	$ 32.04	$ 30.21
Net tangible book value per share (1)	$ 30.78	$ 28.57
Outstanding common shares	5,637,376	4,483,102

Notes:
(1)      Net tangible book value represents the amount of your total tangible assets reduced by our total liabilities. Tangible assets are calculated by reducing total assets, as defined by GAAP, by $5,359 in goodwill and $1,749, and $1,963 in other intangible assets for September 30, 2021 and December 31, 2020, respectively.

ORANGE COUNTY BANCORP, INC.
LOAN COMPOSITION
(UNAUDITED)
(Dollar Amounts in thousands)
	At September 30, 2021		At December 31, 2020
	Amount	Percent	Amount	Percent
Commercial and industrial (a)	$ 298,995	23.22%	$ 299,049	25.94%
Commercial real estate	840,204	65.25%	698,130	60.56%
Commercial real estate construction	50,587	3.93%	63,544	5.51%
Residential real estate	63,674	4.95%	57,941	5.03%
Home equity	13,175	1.02%	13,960	1.21%
Consumer	20,943	1.63%	20,114	1.74%
Total loans	1,287,578	100.00%	1,152,738	100.00%
Allowance for loan losses	18,041		16,172
Total loans, net	$ 1,269,537		$ 1,136,566

(a) - Inlcudes PPP loans of:	$ 66,510		$ 68,974

ORANGE COUNTY BANCORP, INC.
DEPOSITS BY ACCOUNT TYPE
(UNAUDITED)
(Dollar Amounts in thousands)
	At September 30, 2021			At December 31, 2020
	Amount	Percent	Average Rate	Amount	Percent	Average Rate
Noninterest-bearing demand accounts	$ 714,707	36.62%	0.00%	$ 521,093	34.99%	0.00%
Interest bearing demand accounts	331,207	16.97%	0.10%	236,951	15.91%	0.15%
Money market accounts	645,125	33.05%	0.27%	483,044	32.43%	0.36%
Savings accounts	178,311	9.14%	0.12%	157,007	10.54%	0.12%
Certificates of Deposit	82,558	4.23%	0.49%	91,199	6.12%	0.75%
Total	$ 1,951,908	100.00%	0.14%	$ 1,489,294	100.00%	0.20%

ORANGE COUNTY BANCORP, INC.
NON-PERFORMING ASSETS
(UNAUDITED)
(Dollar Amounts in thousands)

	September 30, 2021	December 31, 2020

Non-accrual loans:
Commercial and industrial	$ 750	$ —
Commercial real estate	1,064	1,345
Commercial real estate construction	—	—
Residential real estate	578	657
Home equity	50	—
Consumer	—	—
Total non-accrual loans [1]	2,442	2,002
Accruing loans 90 days or more past due:
Commercial and industrial	215	457
Commercial real estate	—	—
Commercial real estate construction	—	—
Residential real estate	28	2
Home equity	—	—
Consumer	413	61
Total loans 90 days or more past due	656	520
Total non-performing loans	3,098	2,522
Other real estate owned	—	—
Other non-performing assets	—	—
Total non-performing assets	$ 3,098	$ 2,522

Ratios:
Total non-performing loans to total loans	0.24%	0.22%
Total non-performing loans to total assets	0.14%	0.15%
Total non-performing assets to total assets	0.14%	0.15%

Notes:
1 - Includes non-accruing TDRs:	$ 697	$ 959